UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 29, 2024

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CNS Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

___________________________

Nevada	001-39126	82-2318545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2100 West Loop South, Suite 900

Houston, Texas 77027

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (800) 946-9185

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

___________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	CNSP	The NASDAQ Stock Market LLC

Item 1.01	Entry into a Material Definitive Agreement.

On January 29, 2024, the Company entered into a placement agency agreement with A.G.P./Alliance Global Partners (“AGP”) and Maxim Group LLC (“Maxim” and collectively with AGP, the “Placement Agents”) (the “Placement Agreement”) for the public offering by the Company of (i) 2,215,667 shares (the “Shares”) of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (ii) pre-funded warrants to purchase 11,117,667 shares of Common Stock (the “Pre-Funded Warrants”); (iii) Series A Warrants to purchase up to an aggregate of 13,333,334 shares of Common Stock (the “Series A Warrants”); and (iv) Series B Warrants to purchase up to an aggregate of 13,333,334 shares of Common Stock (the “Series B Warrants”, and together with the Series A Warrants, the “Common Warrants)). The Common Warrants and Pre-Funded Warrants are collectively referred to herein as the (“Warrants”). The combined purchase price of one share of Common Stock and accompanying Common Warrants was $0.30 and the combined purchase price of one Pre-Funded Warrant and accompanying Common Warrants was $0.299. In connection with the offering, the Company entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors that participated in the offering.

Subject to certain ownership limitations, the Warrants are exercisable upon issuance. Each Pre-Funded Warrant is exercisable into one share of Common Stock at a price per share of $0.001 (as adjusted from time to time in accordance with the terms thereof). The Series A Warrants are exercisable immediately and will expire five years from the date of issuance and the Series B Warrants are exercisable immediately and will expire 18 months from the date of issuance. Each Common Warrant is exercisable into one share of Common Stock at a price per share of $0.30 per share. The Warrants may only be exercised on a cashless basis if there is no registration statement registering, or the prospectus contained therein in not available for, the issuance or resale of shares of Common Stock underlying the Warrants to or by the holder. The holder of a Warrant is prohibited from exercising any Warrants to the extent that such exercise would result in the number of shares of Common Stock beneficially owned by such holder and its affiliates exceeding 4.99% or 9.99% (at the election of the purchaser) of the total number of shares of Common Stock outstanding immediately after giving effect to the exercise, which percentage may be increased or decreased at the holder’s election not to exceed 9.99%. In the event of certain fundamental transactions, the holder of the Common Warrants will have the right to receive the Black Scholes Value of its Common Warrants calculated pursuant to a formula set forth in the Common Warrants, payable either in cash or in the same type or form of consideration that is being offered and being paid to the holders of Common Stock.

The closing of the sales of these securities occurred on February 1, 2024 (the “Closing Date”). The gross proceeds to the Company from the offering were approximately $3.7 million, before deducting the placement agents’ fees and other offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants. The Company intends to use the net proceeds from the offering to fund its CNS-201 trial, for other research and development and for working capital purposes.

The Company has agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the Closing Date, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock involving a Variable Rate Transaction (as defined in the Purchase Agreement) until 180 days after the Closing Date, subject to certain exceptions; provided that commencing on the 91st day following the Closing Date, the Company will be permitted to make sales under its Capital on Demand™ Sales Agreement with JonesTrading Institutional Services LLC and Brookline Capital Markets, a division of Arcadia Securities, LLC, dated February 12, 2021.

On January 29, 2024, the Company entered into a warrant amendment agreement (the “Warrant Amendment”) pursuant to which the Company agreed, subject to shareholder approval, to amend certain existing warrants to purchase up to an aggregate of 3,756,000 shares of Common Stock at an exercise price of $1.28 per share and a termination date of October 16, 2028, so that the amended warrants will have a reduced exercise price of $0.30 per share and a new termination date of February 1, 2029. If shareholder approval is not received, such existing warrants will have an exercise price equal to the Nasdaq minimum price on the six-month anniversary of the Closing Date and a new termination date of February 1, 2029. The other terms of such warrants will remain unchanged.

The offering of the Shares and Warrants was made pursuant to a Registration Statement on Form S-1 (File No. 333-275973) (the “Registration Statement”), which was filed by the Company with the Securities and Exchange Commission on December 8, 2023 and declared effective on January 29, 2023. The offering of the Shares and Warrants was made only by means of a prospectus forming a part of the Registration Statement.

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Pursuant to the Placement Agreement, the Company agreed to pay the Placement Agents an aggregate fee equal to 7% of the gross proceeds received by the Company from the sale of the securities in the transaction. The Company also agreed to reimburse the placement agents for (i) up to $75,000 for the placement agents’ legal fees, (ii) up to $25,000 of the aggregate gross proceeds of the offering for certain reasonable non-accountable fees and expenses and (iii) closing costs, which shall include the reimbursement of the reasonable out-of-pocket cost of the escrow agent or clearing agent, as applicable, in an amount up to $10,000.

The representations, warranties and covenants contained in the Purchase Agreement and Placement Agreement were made solely for the benefit of the parties to the Purchase Agreement and Placement Agreement. In addition, such representations, warranties and covenants: (i) are intended as a way of allocating the risk between the parties to such agreements and not as statements of fact, and (ii) may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Accordingly, the Purchase Agreement and Placement Agreement are filed with this report only to provide investors with information regarding the terms of transaction, and not to provide investors with any other factual information regarding the Company. Information concerning the subject matter of the representations and warranties may change after the date of the Purchase Agreement or Placement Agreement, which subsequent information may or may not be fully reflected in public disclosures.

The forms of the Purchase Agreement, the Placement Agreement, the Series A Warrant, the Series B Warrant, the Pre-Funded Warrant, and the Warrant Amendment are filed as Exhibits 10.1, 1.1, 4.1, 4.2, 4.3, and 10.2, respectively, to this Current Report on Form 8-K. The foregoing summaries of the terms of these documents are subject to, and qualified in their entirety by, such documents, which are incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously reported, on January 17, 2024, the Company’s Board of Directors (the “Board”) agreed to appoint Amy Mahery as an independent member of the Company’s Board effective upon the completion of the Company’s financing. As of the Closing Date of the offering described in Item 1.01, Ms. Mahery joined the Company’s Board of Directors.

On February 1, 2024, Andrzej Andraczke resigned as a member of the Company’s Board. Mr. Andraczke’s resignation from the Board was not a result of any disagreement with the Company on any matter relating to the Company's operations, policies or practices. On February 1, 2024, the Company entered into a one-year consulting agreement with Mr. Andraczke to assist the Company in connection with its activities in Poland, and agreed to pay Mr. Andraczke a monthly fee of $2,000.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description

1.1	Placement Agent Agreement dated January 29, 2024 by and among CNS Pharmaceuticals, Inc., A.G.P./Alliance Global Partners and Maxim Group LLC
4.1	Form of Series A Common Warrant
4.2	Form of Series B Common Warrant
4.3	Form of Pre-Funded Warrant
10.1	Form of Securities Purchase Agreement
10.2	Form of Amendment to Common Stock Purchase Warrants
104	Cover page Interactive Data File (embedded within the Inline XBRL document)

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Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CNS Pharmaceuticals, Inc.

	By:	/s/ Chris Downs
Chris Downs
Chief Financial Officer

Dated: February 2, 2024

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